Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2017 Equity Incentive Plan of our report dated April 18, 2016 relating to our audit of the financial statements of Lakeland (Beijing) Safety Products Co., Ltd. for the year ended January 31, 2016 included in the Annual Report on Form 10-K for the year ended January 31, 2017 of Lakeland Industries, Inc.

/s/ Shanghai Mazars Certified Public Accountants

Shanghai Mazars Certified Public Accountants

Shanghai, China

June 30, 2017